Novo Integrated Sciences, Inc. and Brands International Corporation Enter into Binding LOI

BELLEVUE, Wash., January 3, 2018 (GLOBE NEWSWIRE) – Novo Integrated Sciences, Inc. (OTCQB:NVOS) (“Novo Integrated Sciences”), a provider of multi-disciplinary primary healthcare services and products in Canada, announces it has entered into a Binding Letter of Intent (“LOI”) to acquire 60 percent of all outstanding shares of Brands International Inc. (“Brands”) in exchange for Novo Integrated Sciences arranging or providing secured debt financing of CAD$2,350,000 (the “Acquisition”) primarily targeted for certain Brands growth strategies. Additionally, the LOI provides that Novo Integrated Sciences will provide a buyout structure for Novo Integrated Sciences to acquire the remaining 40 percent of Brands’ shares with a trigger date of 24 months from the closing of the Acquisition.

Brands is a Canadian Board of Health licensed and FDA-registered manufacturer of health, beauty and household products. Brands manufactured private label and self-branded products are sold in both the U.S. and Canada through value retailers and high exposure vendors. The Acquisition is intended to include Brands’ proprietary formulas for anti-aging topical skin creams, which would allow Novo Integrated Sciences to launch its planned exclusive medical cannabis products platform to include cannabinoid (“CBD”) infused topical therapy product offerings.

Chris David, Novo Integrated Sciences’ President, stated, “We are grateful to the Brands management team and stockholders for all their hard work and commitment to understanding the value this significant acquisition offers both Brands and Novo Integrated Sciences. Adding Brands to our company’s portfolio of assets would fulfill a very important component of our business growth strategy. When considering CBD medical cannabis products, Novo Integrated Sciences has established relationships worldwide with low- cost grow and production entities which, when combined with having ownership and control of the end- product manufacturing process, allows us to provide high-quality, low-cost CBD medical cannabis products. Offering our patients access to non-hallucinogenic and non-addictive natural remedies, under required clinical oversight policies and procedures as they relate to medicinal cannabis and CBD, combined with our existing clinic-based treatment protocols allows us to enter this market segment with a unique integration model not readily available in the marketplace.”

Mark Rubinoff, President and founder of Brands, stated, “While Brands was founded in 2008, our family has been in the health and beauty product business for three generations, starting with my grandmother, Shura Chiro, who moved to Canada, from Bucharest, in 1948 to explore a world of new opportunities and develop her trade in beauty care and rejuvenation. I am proud to have built Brands primarily based on her vision from over 50 years ago. Our Brands team is excited to work with the Novo Integrated Science team to close this transaction, allowing both our companies to enact our growth strategies based on providing enhanced product and service capabilities through the blending of expertise and complimentary synergies.”

About Novo Integrated Sciences, Inc. and Novo Healthnet Limited

Our mission is to build a U.S. and Canadian based multi-disciplinary primary healthcare provider of high- quality specialized healthcare services and products through the integration of technology and medical science.

Effective May 9, 2017, Novo Integrated Sciences (formerly known as Turbine Truck Engines, Inc., an alternative-energy technology development enterprise) closed a Share Exchange Agreement with the shareholders of Novo Healthnet Limited (“NHL”), an Ontario province Canada corporation, making NHL a wholly-owned foreign subsidiary of Novo Integrated Sciences.

Through NHL, currently we provide specialized physiotherapy, chiropractic care, occupational therapy, eldercare, laser therapeutics, massage therapy, acupuncture, chiropodist, neurological functions, kinesiology and dental services to our clients. Our multi-disciplinary primary healthcare services and protocols are directed at assessment, treatment, management, rehabilitation and prevention through our 14 corporate owned clinics, 150 affiliate clinics, retirement homes, long-term care facilities and institutional locations throughout Canada. Directly and indirectly through our contractual relationships, we provide our specialized services to over 300,000 patients annually.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com. For more information on NHL, please visit www.novohealthnet.com. Also, any visit to www.ttengines.com will be re-directed to www.novointegrated.com. For more information on Brands International Corporation, please visit www.brandsicorp.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo Integrated Sciences’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo Integrated Sciences’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo Integrated Sciences’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo Integrated Sciences assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David

President

Novo Integrated Sciences, Inc.

cdavid@novointegrated.com

(206) 617-9797